EXHIBIT 99.1

News Release

Ceridian Corporation Names Kathryn V. Marinello
President and Chief Executive Officer

MINNEAPOLIS, October 9, 2006 – Ceridian Corporation (NYSE: CEN) today announced that it has appointed Kathryn V. Marinello President and Chief Executive Officer, effective October 20, 2006. Ms. Marinello, most recently President of General Electric Fleet Services, will succeed Ronald L. Turner. She will be elected to the Ceridian Board of Directors at the next meeting of the Board.

“We are extremely pleased that Kathy has accepted the opportunity to lead Ceridian,” said L. White Matthews, III, Ceridian’s Chairman. “She has excellent leadership skills. Throughout her career with several great companies, she has consistently produced both top-line growth and substantial margin improvement. We believe she will produce the same results at Ceridian. Her background in technology-based and enterprise-focused solutions businesses will be an outstanding asset to the organization.”

Marinello, 50, brings a consistent history of operational excellence and revenue generation to Ceridian.

Marinello joined GE in 1997 with extensive experience in financial services marketing and operations, including positions at First Data Corporation, First Bank System, Chemical Bank and Citibank. She also served as President of GE Capital’s Consumer Financial Services business.

Her most recent role as President and CEO of GE Fleet Services included overseeing over 3,000 employees in 20 countries around the world, a division that by itself is among the top 20 Minnesota companies by revenue.

Her many accomplishments included being recognized as an Industry Leader by The Minneapolis/St. Paul Business Journal at its ninth annual Women in Business awards event this year. She is on the board of directors of the Greater Twin Cities United Way and the Minnesota Business Partnership.

Marinello holds a Bachelor’s degree in Liberal Arts from the State University of New York at Albany and a Master’s degree in Business from Hofstra University.

Ceridian Corporation (www.ceridian.com) is an information services company serving businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and employee advisory programs. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian’s filings with the Securities and Exchange Commission, including matters arising from the SEC investigation, the prior restatements of our financial statements, the investigation conducted by the Audit Committee, the pending shareholder litigation, the failure to timely comply with Section 404 of the Sarbanes-Oxley Act of 2002, volatility associated with Comdata’s fuel price derivative contracts and  those factors which are discussed in Ceridian’s Annual Report on Form 10-K, for the year ended December 31, 2005, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

Contacts:             Craig Manson, Ceridian

Investor Relations

952-853-6022

Pete Stoddart, Ceridian

Media Relations

952-853-4278